EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT is made this 25th of October, 1999 between IAM Group, Ltd., a New York Corporation, (the Employer), located at 85 Tenth Avenue, New York New York and William E. Weber, Esq. (the Employee), residing at 15 Pickering Place, Dix Hills, New York 11746. In consideration of the mutual covenants contained in this Agreement, the Employer and Employee hereby agree as follows:

                                    RECITALS

The Employer, IAM Group, Ltd., ("IAM") recently entered into agreements to merge with or to purchase all of the assets of the following companies: Guardian Internet Services, Inc., Internet Solutions of Vero Beach, Inc., Computer Solutions of Vero Beach, Inc. and A Virtual Presence, Inc., and Pro-Star Athletic of Florida, Inc.

The Employee is admitted to practice in New York State and has the requisite experience to render general corporate legal services to further the business interests of IAM on a full time basis.

It is the intent of the Employer to develop a national and international manufacturing and marketing business for sports apparel through license agreements, and to design, develop and market an E-Commerce business through its wholly owned Internet Service Provider business: Guardian Internet Solutions, Inc. As a material inducement for the Employer to accomplish its business purposes, the Employee has accepted a position as a Vice-President of Legal Affairs for IAM, whose duties shall include general corporate legal services as well as promoting the business interests of Employer.

                                    ARTICLE 1

                               TERM OF EMPLOYMENT

The Employer employs Employee and Employee accepts employment with the Employer for a period of three years beginning on the Effective Date of the Private Placement Offering ("PPO'), or on November 1, 1999 whichever date is sooner; however, the employment date for the Employee may be accelerated at the Employer's option.

At the sole discretion and option of the Employer, the Employer may extend this Agreement for an additional period of three years if Employee has satisfactorily performed all duties under this Agreement. If the Employer intends to exercise the right to extend the term of employment, the Employer shall notify Employee in writing before the end of the original term of employment under this Agreement. Employee shall accept the offer to renew by written notice to the Employer within 30 days from receipt of the offer. Employment during any extended term shall be governed by the terms of the offer submitted. If the renewal offer is refused, Employee shall remain with the Employer until a successor counsel is obtained.

The Employer has been advised that Employee's employment as an attorney is terminable at any time if the legal services rendered are unsatisfactory for any reason. If the Employer terminates without Employee's services without cause, Employee shall continue to receive his basic salary, personal expenses and medical insurance coverage during the term of this Agreement until he is re-employed or one year after he establishes a law office and engages in the practice of law. At such time as Employee is re-employed or establishes a law office and engages in the practice of law for one year, he shall receive one-half his basic salary for the remainder of the term of the Agreement.

                          ILLNESS, DISABILITY AND DEATH

In event of illness, disability or death employee or his survivor shall be entitled to receive compensation as provided by the Employer pursuant to a separate corporate policy statement to cover all officers, directors and executives of the employer.

                                    ARTICLE 2

                               DUTIES OF EMPLOYEE

The primary responsibilities of Employee shall be as follows:

                  To provide legal services and advice whenever required over all operations, projects, subsidiaries or affiliates of IAM. Assist in execution and completion of corporate business including but not limited to legal aspects of day to day operations of the Employer, in-house corporate legal services, SEC regulatory requirement filings, private placement offerings, and initial public offerings.

                  Except to arrange for the orderly turnover of present clients and to render legal services for those cases pending in Employee's office, Employee shall devote his entire working time to the duties of the Employer and shall not conduct personal business or engage in work for any other person or entity during the term of this agreement. Employee shall perform all duties in compliance with the directions and according to the policies of the Employer, as long as the directions and policies are reasonable to both parties.

                  The duties of Employee may be changed from time to time by mutual consent of Employer and Employee. Notwithstanding any such change, the employment of Employee shall be construed as continuing under this Agreement as modified.

                  Until the Employer has the financial resources to retain the services of a Human Resources or Personnel Administrator, in addition to his duties as Vice-President for legal affairs, Employee agrees to act as the Human Resources and Personnel Officer for IAM.

Satisfactory Performance of Duties

The employment of Employee shall continue so long as the services rendered by Weber are satisfactory to the Board of Directors of the Employer. The Board of Directors of Employer shall evaluate Employee's performance every 6 months.

Place of Employment

At the commencement of the employment, Employee shall perform his duties at the office of the Employer located at 85 Tenth Avenue, New York New York. or at such other location where the Employer maintains its principal place of business. Employee shall relocate to the Employer's offices on the Effective Date of the PPO or sooner if Employer elects to accelerate the beginning date of this employment agreement.

Office Facilities

Employer shall operate and maintain facilities, and shall provide at its expense, the necessary equipment and supplies, suitable to employee's position and adequate for the performance of his legal services under and pursuant to this Agreement. Further, Employer shall supply and pay for legal secretarial services reasonably needed by employee in connection with his employment.

Engaging In Other Employment

Weber shall devote his entire productive time, ability, and attention to the business of the Employer during the term of this Contract. Weber shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer. The Employer recognizes that Weber has current pending legal matters which he can complete provided they do not adversely conflict with Employer's requirements.

                 Matters Requiring Consent of Board of Directors

Weber shall not, without specific approval of the Board of Directors of the Employer, do or contract for any of the following:

                  1. Borrow money on behalf of the Employer during any fiscal year an amount in excess of $100.

                  2. Permit any customer of Employer to become indebted to the Employer in an amount in excess of $100.

                  3. Purchase capital equipment in excess of expenditures budgeted by the Board of Directors.

                  4. Sell any single asset of the Employer having a market value in excess of $100 without approval of the Board of Directors.

                  5. Pay any office expenses and/or reimbursable expenses without approval of the President.

                                    ARTICLE 3

                            COMPENSATION OF EMPLOYEE

                                  Basic Salary

As compensation for all services rendered under this Agreement, Employee shall receive a salary of $150,000.00 per year, payable in equal weekly or bi-monthly installments during the period of employment, prorated for any partial employment period. After 6 months of employment, Weber's salary shall be re-evaluated based on meeting IAM'S budget and sales projections. In any event Weber shall receive minimum increases of salary of 2% for each six month period following the first year of employment. Salary may be changed by mutual agreement of the parties at any time. In the event Employer elects to accelerate the date of employment, Employee shall be paid at the rate of $10,000.00 per month plus medical insurance and reimbursement for reasonable expenses incurred on behalf of IAM.

                                      Bonus

In the event employer pays bonus' to officers and executive employees on or before the last day of each fiscal year of the corporation, Weber shall be entitled to receive a bonus as negotiated with the employer.

                                    Expenses

During the term of this Agreement, employer shall pay all reasonable business expenses of employee in accordance with the general policy of employer including but not limited to professional license fees, dues to State and County Bar Associations, educational expenses incurred to maintain or improve employee's professional skills, and for employee's actual expenses for travel, room and meals for attending professional conventions. Employee agrees to submit to employer such documentation as may be necessary to substantiate such expenses.

                                 Fringe Benefits

As additional compensation, the employer shall provide the following further benefits not to exceed twenty thousand ($20,000.00) per year:

                          (1) Automobile lease
                          (2) Automobile insurance expenses
                          (3) Cell phone expenses
                          (4) Automobile repairs and maintenance

                               Additional Benefits

In the event IAM Group, Inc., offers pension, welfare or employee stock benefit or incentive programs, to its executives, Employee shall be included therein. Within a reasonable time after PPO, Employer shall provide family medical insurance coverage for Employee.

                                    Holidays

Employee shall be entitled to eight days for all national legal holidays, to be scheduled in advance by Employer and Employee.

                                    Vacation

After the first year of employment Employee shall be entitled to two weeks paid vacation time. After the second year Employee shall receive three weeks paid vacation time. All vacation time is to be scheduled in advance by Employer and Employee.

                                    ARTICLE 4

                           NON COMPETITION OF EMPLOYEE

                    Non Competition During Term of Employment

During the term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

                         Post-Employment Noncompetition

Employee agrees that, upon termination of employment for cause, he shall not directly or indirectly engage in competition with the Employer for a period of two years from the date of termination. As used in this paragraph, "competition with the Employer" means entering or engaging in the business of: Internet Service Provider offering exclusive or optional filtered access service to its users, either individually, or as a partner, or as a member of a joint venture, or as an employee, or as an agent, officer, director, or shareholder of any entity or person or entering or engaging in the apparel licensing business. This covenant shall be construed as an agreement independent of any other provision of this employment agreement. The existence of any claim or cause of action of Employee against the Employer, whether predicated on this agreement or otherwise shall not constitute a defense to the enforcement by the Employer of this covenant. In the event of a breach or threatened breach by Employee of the obligations under this paragraph, Employee acknowledges that the Employer will not have an adequate remedy at law and shall be entitled to such equitable and injunctive relief as may be available to restrain Employee from the violation of the provision of this paragraph. Nothing in this paragraph shall be construed as prohibiting the Employer from pursuing any other remedies available for breach or threatened breach of this covenant not to compete, including the recovery of damages from Employee.

                                    ARTICLE 5

                         PROPERTY RIGHTS OF THE PARTIES

              Soliciting Customers After Termination of Employment

Employee shall not for a period of two years immediately following the termination of this employment with Employer, either directly or indirectly:

                  1. Make known to any person, firm, or corporation the names or addresses of any of the customers of the Employer or any information pertaining to them;

                  2. Call on, solicit, or attempt to call on, solicit or take away any of the customers of the Employer.

                          Ownership of Customer Records

All customer agreements, and any other agreements and books relating to the Employer, whether prepared by Employee or otherwise coming into his possession, shall be the exclusive property of the Employer. All agreements, records and books shall be immediately returned to the Employer on termination of employment.

                           Ownership of Legal Records

All legal records relating to IAM, whether prepared by Employee or otherwise coming into his possession, shall be the exclusive property of the Employer. All legal records and books shall be immediately returned to the Employer on termination of employment.

                                    ARTICLE 6

                            TERMINATION OF EMPLOYMENT

If Employee willfully breaches or habitually neglects his duties or fails to perform the duties he is required to perform under this Agreement, the Employer may, at the Employer's option, terminate this Agreement by giving written notice of the termination to Employee. Such termination shall not prejudice any other remedy to which the Employer may be entitled either at law, equity, or under this Agreement.

                      Effect of Termination on Compensation

In the event of termination of this Agreement other than for willful breach or habitual neglect of duties, Employee shall be entitled to the compensation earned by him prior to the date of termination as provided for in this Agreement and to all future compensation and benefits entitled to be received during the term of this Agreement.

                         Damages for Breach of Contract

In the event of breach of this Agreement by either the Employer or Employee resulting in damages to the other party, that party may recover from the party breaching the Agreement any and all damages that may be sustained, unless the Employer pays future compensation and benefits for the remainder of the term of this Agreement. In the event Employee sues and prevails in a breach of contract action, damages will be limited to compensation, benefits and reasonable attorney fees.

                            Attorney's Fees and Costs

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to an award of reasonable attorney fees, costs, and necessary disbursements in addition to any other relief that the party may be entitled.

Entire Agreement

This Agreement supercedes any and all other agreements, whether oral or in writing, between the parties with respect to the employment of Employee by the Employer, and this Agreement contains all of the covenants and agreements between the parties with respect to the employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, that are not embodied in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification to this Agreement will be effective only if it is in writing signed by the party to be charged.

AGREED TO AND ACCEPTED this 25th day of October, 1999.

                  EMPLOYER:                          EMPLOYEE:

                  IAM GROUP LTD.

                  By: /s/ JAHN AVARELLO              By: /s/ WILLIAM WEBER, ESQ.
                      ------------------------           -----------------------
                      Jahn Avarello, President